Exhibit 10.21

Executive Officer Summary Compensation Sheet

The annual base salaries for our executive officers for 2007 are as follows:

Executive Officer	Annual Base Salary

Randall A. Lipps — President, Chief Executive Officer, and Chairman of the Board of Directors	$407,000

Robin G. Seim — Vice President and Chief Financial Officer	$220,000

J. Christopher Drew — Senior Vice President, Operations	$280,000

John G. Choma — Vice President, Organizational Development, Learning and Performance	$175,000

Dan S. Johnston — Vice President and General Counsel	$214,000

Renee M. Luhr — Vice President of Sales	$200,000

Brian Rodli — Chief Strategy Officer and Interim Vice President of Marketing	$200,000